Exhibit 99.1

VICORP Restaurants, Inc. Announces

Fiscal Third Quarter 2006 Results

DENVER, CO (August 23, 2006) — VICORP Restaurants, Inc., today announced financial results for its fiscal 2006 third quarter ended July 13, 2006.  Net revenues for the third quarter of 2006 were $105.6 million, a 9.0% increase from net revenues of $96.9 million reported in the third quarter of 2005. The increase in the net revenue resulted from sales at the 26 new restaurants, net of closures, opened or acquired since the end of the third quarter of fiscal 2005.  Comparable restaurant sales for the third quarter of 2006 declined 3.1% versus the previous year’s third quarter.  Comparable restaurant sales for Village Inn and Bakers Square decreased 2.8% and 3.4%, respectively.  The net loss for the third quarter of 2006 was $0.6 million versus net income of $1.3 million in the comparable period of 2005.  Adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA” — as calculated in the accompanying Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR and discussed further below under the caption entitled “Factors Affecting Comparability and Non-GAAP Financial Information”) for the third quarter of 2006 was $11.3 million versus $12.7 million for the third quarter of 2005.

Operating profit was $5.4 million in the third quarter of 2006 versus $7.7 million in the third quarter of 2005, principally due to lower restaurant operating contribution and to the reduction of a litigation settlement reserve in the third quarter of 2005.  Food cost as a percentage of restaurant sales declined 0.6 pt in the third quarter of 2006 versus the comparable period of 2005, as increased pricing more than offset increases in commodity costs on a percentage basis.  Labor costs as a percentage of restaurant sales increased .7 pt. to 33.4% in the third quarter of 2006 versus 32.7% in the comparable quarter of 2005.  Percentage labor costs increased partially due to negative leverage associated with year-over-year store-level wage increases during a quarter of same store sales decline, including higher average hourly wage in certain regions with increased minimum wage.  Other operating expenses increased by 2.7 pts as a percentage of restaurant sales primarily due to higher percentage occupancy, utility and pre-opening costs incurred in the fiscal 2006 third quarter versus that of the comparable quarter of 2005.  The utility cost increase was predominately rate-related, whereas the increase in preopening costs of $0.1 million versus the previous year’s third quarter was a result of increased new restaurant opening activity in the second and third quarters of 2006 versus the comparable period of last year.  The increase in percentage occupancy costs in the third quarter of 2006 versus the comparable period of 2005 was largely a result of negative leverage associated with normal increases in occupancy costs relative to the decline in comparable restaurant sales, as well as higher percentage occupancy costs associated with the immature newly opened restaurants.

Debra Koenig, CEO, commented, “We are disappointed with the comparable sales declines in both of our concepts in the third quarter. Our same store sales results are consistent with many other restaurant companies in the family and casual dining segments, which are being impacted by fewer visits by customers due to higher gas prices, climbing interest rates, higher credit card payments and a weakening real estate market.  We are focused on various efforts to drive traffic in this environment including new feature menu offerings, various value initiatives and a strong emphasis on store level execution.

“Nonetheless, we are pleased with the overall results to date of our new store strategy.  During the third quarter we opened 5 new restaurants, bringing the total for fiscal 2006 to 17 new Village Inn restaurants.  In addition, in the first three quarters of fiscal 2006, we acquired 5 Village Inn franchise restaurants in the Tulsa, Oklahoma market.  In fiscal 2006, we plan to open or acquire between 26 and 28 restaurants, exclusively in the Village Inn brand.”

Year-to-date through the third quarter net revenues were $324.2 million in 2006, an increase of 4.6% over the $309.8 million reported in 2005, primarily due to the incremental sales at the 26 net newly opened or acquired restaurants since the end of the third quarter of fiscal 2005 as well as higher VICOM third-party pie sales, partially offset by the impact of having seven fewer operating days in the 2006 year-to-date period versus that of the 2005 period.  Comparable restaurant sales for fiscal 2006 declined 1.8% versus fiscal 2005.  Comparable restaurant sales for Village Inn decreased 1.8%, while Bakers Square comparable restaurant sales decreased 1.7%.  The net loss year-to-date through the third quarter 2006 was $1.8 million versus net income in the comparable period in 2005 of $4.0 million due principally to lower operating margin and the seven fewer operating days in the 2006 year-to-date period.  Adjusted EBITDA was $35.0 million for the first three quarters of 2006, versus $39.7 million in the first three quarters of 2005.

Factors Affecting Comparability and Non-GAAP Financial Information

Our fiscal year is comprised of 52 or 53 weeks divided into four fiscal quarters of 12 or 13, 12, 12, and 16 weeks.  Our third quarter of both fiscal 2006 and fiscal 2005 was comprised of 12 weeks, or 84 days.  Fiscal 2006 will consist of 52 weeks, or 364 total days, while fiscal 2005 consisted of 53 weeks, or 371 total days.

We believe that, in addition to other financial measures, earnings before interest, taxes, depreciation and amortization, “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs and are used by securities analysts and others in evaluating companies in our industry.  However, “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are not prescribed terms under accounting principles generally accepted in the United States, do not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. Because “EBITDA”, “Adjusted EBITDA” and “Adjusted EBITDAR” are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures of other companies. Refer to the accompanying Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR for a reconciliation of these non-GAAP financial performance measures to the GAAP measures and other information.

Conference Call Information

VICORP will conduct a conference call on Wednesday, August 23, 2006 at 1:00 p.m. Eastern Standard Time. The conference call can be accessed by dialing 1-800-289-0517, Conference I.D. number 9630343.  A recording of the conference call will be available after 7:00 p.m. Eastern Standard Time on August 23, 2006 and can be accessed by dialing 1-888-203-1112 and entering Passcode 9630343.

About VICORP Restaurants, Inc.

VICORP Restaurants, Inc. operates family-dining restaurants under two proven and well-recognized brands, Village Inn and Bakers Square. As of July 13, 2006, VICORP, founded in 1958, has 400 restaurants in 25 states, consisting of 305 company-operated restaurants and 95 franchised restaurants.  Village Inn is known for serving fresh breakfast items throughout the day, and we have also successfully leveraged its strong breakfast heritage to offer traditional American fare for lunch and dinner.  Bakers Square offers delicious food for breakfast, lunch and dinner complimented by its signature pies, including dozens of varieties of multi-layer specialty pies made from premium ingredients.  Our headquarters are located at 400 West 48th Avenue, Denver, Colorado 80216.

Safe Harbor Statement

This announcement includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include all matters that are not historical facts.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.  We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this announcement.  See the “Risk Factors” section of our Annual Report on Form 10-K for the year ended November 3, 2005, filed with the Securities and Exchange Commission, for a discussion of some of the factors that may affect the Company and its operations.  Such factors include the following:  competitive pressures within the restaurant industry; changes in consumer preferences; the level of success of our operating strategy and growth initiatives; the level of our indebtedness and the terms and availability of capital; fluctuations in commodity prices; changes in economic conditions; government regulation; litigation; and seasonality and weather conditions.  In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this announcement, those results or developments may not be indicative of results or developments in subsequent periods.  Any forward-looking statements which we make in this announcement speak only as of the date of such statement, and we undertake no obligation to update such statements.  Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

#  #  #

VICORP Restaurants, Inc., Village Inn and Bakers Square are either registered trademarks or trademarks of VICORP Restaurants, Inc., or its subsidiaries in the United States and/or other countries.

Contact:	Anthony J. Carroll
Chief Financial Officer
VICORP Restaurants, Inc.
Direct: (303) 672-2266
Email: tony.carroll@vicorpinc.com

VI Acquisition Corp.

Consolidated Statements of Operations

(Unaudited)

 (In thousands)

	84 Days Ended	84 Days Ended	252 Days Ended	259 Days Ended
	July 13,	July 14,	July 13,	July 14,
	2006	2005	2006	2005

Revenues:
Restaurant operations	$96,626	$91,225	$298,868	$288,087
Franchise operations	1,166	1,283	3,497	3,703
Manufacturing operations	7,796	4,373	21,786	17,974
	105,588	96,881	324,151	309,764
Costs and expenses:
Restaurant costs:
Food	24,306	23,492	77,341	76,277
Labor	32,227	29,861	98,501	92,143
Other operating expenses	28,755	24,720	87,427	77,823
Franchise operating expenses	502	480	1,488	1,512
Manufacturing operating expenses	8,138	4,583	23,217	18,004
General and administrative expenses	6,073	6,234	17,977	19,112
Litigation settlement	—	(408)	—	(408)
Transaction expenses	—	—	—	15
Management fees	196	196	588	588
Asset impairment	—	—	821	—
	100,197	89,158	307,360	285,066
Operating profit	5,391	7,723	16,791	24,698
Interest expense	(6,990)	(6,577)	(21,019)	(20,031)
Other income, net	343	211	627	437
Income (loss) before income taxes	(1,256)	1,357	(3,601)	5,104
Provision for income taxes (benefit)	(675)	49	(1,795)	1,072
Net income (loss)	(581)	1,308	(1,806)	4,032
Preferred stock dividends and accretion	(2,322)	(1,989)	(6,749)	(5,964)
Net loss attributable to common stockholders	$(2,903)	$(681)	$(8,555)	$(1,932)

The following consolidated statements of adjusted EBITDA and adjusted EBITDAR  show “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” because we believe that, in addition to other financial measures, they are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs and are used by securities analysts and others in evaluating companies in our industry.  However, “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” are not prescribed terms under accounting principles generally accepted in the United States, do not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. Because “EBITDA”, “Adjusted EBITDA”, and “Adjusted EBITDAR” are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures of other companies.

VI Acquisition Corp.

Consolidated Statements of Adjusted EBITDA and Adjusted EBITDAR

(Unaudited)

(In thousands)

	For the 84 days ended	For the 84 days ended	For the 252 days ended	For the 259 days ended
	July 13,	July 14,	July 13,	July 14,
	2006	2005	2006	2005
Net income (loss)	$(581)	$1,308	$(1,806)	$4,032
Provision for income taxes (benefit)	(675)	49	(1,795)	1,072
Interest expense	6,990	6,577	21,019	20,031
Depreciation & amortization	5,131	4,744	15,471	13,744
EBITDA	10,865	12,678	32,889	38,879
Adjustments to EBITDA:
Impairment of assets	—	—	821	—
Litigation Settlement	—	(408)	—	(408)
Asset retirement expense	159	52	336	74
Transaction expense	—	—	—	15
Amortization of rent related adjustments (a)	281	358	949	1,104
Total Adjustments	440	2	2,106	785
ADJUSTED EBITDA	11,305	12,680	34,995	39,664
Net rent expense	5,294	4,116	14,867	12,798
ADJUSTED EBITDAR	$16,599	$16,796	$49,882	$52,462

(a) Includes amortization of the fair market rent adjustments which we were required to recognize under purchase accounting at the time of the June 2003 acquisition.

VI Acquisition Corp.

Consolidated Balance Sheets

(Unaudited)

(In Thousands, Except Share Data)

	July 13, 2006	November 3, 2005

Assets
Current assets:
Cash and cash equivalents	$2,413	$2,099
Receivables, net	5,860	15,756
Inventories	13,159	12,425
Deferred income taxes, short-term	2,150	1,431
Prepaid expenses and other current assets	2,271	3,175
Prepaid rent	1,519	2,172
Income tax receivable	3,840	733
Total current assets	31,212	37,791
Property and equipment, net	99,120	86,459
Assets under deemed landlord financing liability, net	102,045	126,146
Goodwill	91,881	91,881
Trademarks and tradenames	42,600	42,600
Franchise rights, net	10,285	10,765
Deferred income taxes	1,846	3,010
Other assets, net	12,894	13,613
Total assets	$391,883	$412,265

Liabilities and stockholders’ equity
Current liabilities:
Current maturities of long-term debt and capitalized lease obligations	$48	$63
Cash overdraft	2,344	6,341
Accounts payable	12,435	13,291
Accrued compensation	5,584	8,066
Accrued taxes	9,086	7,746
Build-to-suit liability	7,258	—
Other accrued expenses	14,683	12,992
Total current liabilities	51,438	48,499
Long-term debt	148,789	147,013
Capitalized lease obligations	161	185
Deemed landlord financing liability	106,067	132,038
Other noncurrent liabilities	14,961	11,596
Total liabilities	321,416	339,331

Commitments and contingencies

Stock subject to repurchase	1,055	1,063

Stockholders’ equity:
Preferred stock, $0.0001 par value:
Series A, 100,000 shares authorized, 68,942 shares issued and outstanding at July 14, 2006 and 68,944 shares issued and outstanding at November 3, 2005 (aggregate liquidation preference of $94,952 and $88,178, respectively)	95,455	89,287
Unclassified preferred stock, 100,000 shares authorized, no shares issued or outstanding	—	—
Common stock $0.0001 par value:
Class A, 2,800,000 shares authorized, 1,361,753 shares issued and outstanding at July 14, 2006 and 1,395,255 shares issued and outstanding at November 3, 2005	—	—
Paid-in capital	2,446	2,465
Treasury stock, at cost, 1,371.11 shares of preferred stock and 132,695 shares of common stock at July 14, 2006 and 923.87 shares of preferred stock and 80,603 shares of common stock at November 3, 2005	(1,057)	(1,004)
Accumulated deficit	(27,432)	(18,877)
Total stockholders’ equity	69,412	71,871
Total liabilities and stockholders’ equity	$391,883	$412,265